UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 17, 2011

PEOPLE’S LIBERATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 S. Flower Street, 5th Floor, Los Angeles, CA 90015
 (Address of Principal Executive Offices/Zip Code)

(213) 745-2123
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

People’s Liberation, Inc. (“the Company”) held its annual meeting of stockholders on June 17, 2011 (the “Annual Meeting”).  At the Annual Meeting, 19,771,949 shares were represented in person or by proxy, representing approximately 55% of the Company’s outstanding shares.  At the Annual Meeting, the Company’s stockholders voted to elect Dean Oakey to serve until the Company’s 2014 annual meeting of stockholders or until his successor has been duly elected and qualified by the following vote:

Name	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Dean Oakey	19,766,720	5,229	0

At the 2011 Annual Meeting, the Company’s stockholders also voted to ratify the selection of Weinberg and Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 by the following vote:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining
19,771,949	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Liberation, Inc.

Date: June 22, 2011	By:	/s/ Patrick Chow
Patrick Chow
Chief Financial Officer